Exhibit 1.1
AGENCY AGREEMENT
COMMON STOCK: Up to $12,000,000
          This Agency Agreement (the “Agreement”) is entered into by any between Uroplasty, Inc., a Minnesota corporation (the “Company”), and Craig-Hallum Capital Group LLC (the “Agent”), effective as of December ___, 2006.
     1. ENGAGEMENT AND SERVICES.
     1.1. ENGAGEMENT. The Company hereby engages the Agent exclusively to act as placement agent to the Company concerning a potential offering (the “Offering”) of up to $12,000,000 of the Company’s common stock (the “Securities”). The Agent hereby accepts such engagement on a “best efforts” basis upon the terms and conditions set forth in this Agreement. This Agreement does not give rise to any commitment by the Agent to purchase or sell any of the Securities, and the Agent has no authority to bind the Company. At its option, the Agent may engage as sub-agents or selected dealers broker-dealers that are members of the National Association of Securities Dealers, Inc. and allow these firms concessions or commissions that are normal and customary.
     2. FEES AND EXPENSES.
     2.1. AGENT’S FEES. The Company hereby agrees to pay the Agent, as compensation for its services hereunder, a fee (the “Agent Fee”) in the amount of 6.0% of the gross proceeds raised in the Offering. The Agent Fee will be paid in cash to the Agent in its entirety by wire transfer simultaneously with the closing of the Offering (the “Closing”) with wiring instructions provided in advance of the Closing by the Agent.
     Also, for the price of $50 the Company will sell to Craig-Hallum a warrant to purchase shares equal to 5.0% of the shares sold in this Offering. The exercise price of the warrants issued to Craig-Hallum will be 120% of the price of the common stock issued in this Offering. The warrants issued to Craig-Hallum will have a term of five years and will incorporate a mandatory exercise for cash of the warrant any time after one year from issuance, (i) if the average closing price of the Company common stock as quoted on the American Stock Exchange (or the exchange where the Company’s common stock is then traded) for 20 consecutive trading days, is greater than or equal to 150% of the exercise price of the warrant, and (ii) there is then an effective registration statement that allows Craig-Hallum to immediately resell the shares issued upon exercise or Craig-Hallum is then eligible to immediately resell such shares under Rule 144(k). The warrant will also contain a cashless exercise provision under which the warrant will automatically be exercised on a net exercise basis if the closing price on the date prior to the expiration date is above the exercise price.
     2.2. EXPENSES. In addition to any fees that may be payable hereunder and regardless of whether the Offering is consummated, the Company hereby agrees to reimburse the Agent for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services described herein (including reasonable fees and disbursements of the Agent’s legal counsel) in an amount not to exceed (except with written consent of the Company) the greater of (i) $75,000 and (ii) one percent of the gross proceeds of the offering.
     3. TERM. The term of this Agreement will run for six months from the date of this Agreement, and may be extended by mutual consent of the parties (the “Term”).
     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Agent as follows:
     4.1. AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Agent, this

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Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.
     4.2. NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company in the Offering and the consummation of the actions contemplated by this Agreement (which for all purposes herein will include the Offering) will not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:
(i)	any provision of the Company’s or its subsidiaries’ articles of incorporation or bylaws as in effect on the date hereof or the date of Closing (the “Closing Date”);

(ii)	any provision of any judgment, arbitration ruling, decree or order to which the Company or its subsidiaries are a party or by which they are bound;

(iii)	any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any subsidiary is a party or by which they or their respective properties are bound; or

(iv)	any statute, rule, law or governmental regulation applicable to the Company;
     or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary are a party or by which they are bound or to which any of the property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect.
     4.3. ARTICLES OF INCORPORATION; BYLAWS. The form of articles of incorporation of the Company filed as an exhibit to the Company’s most recent annual report on Form 10-KSB, subject to the amendment disclosed in the current report on Form 8-K dated October 24, 2006, is a true, correct and complete copy of the articles of incorporation of the Company, as in effect on the date hereof. The form of bylaws of the Company filed as an exhibit to the Company’s most recent annual report on Form 10-KSB is a true, correct and complete copy of the bylaws of the Company, as in effect on the date hereof.
     4.4. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its or its subsidiaries’ business, financial condition, properties, operations, prospects or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).
     4.5. SEC FILINGS. The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and the documents, the “Company SEC Documents”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) the information contained therein as of the respective dates thereof was accurate and complete and did not contain an untrue statement of a material fact or omit to state a material fact required

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to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in stockholders’ equity of the Company and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the Company SEC Documents, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 30, 2006, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Any liabilities incurred subsequent to September 30, 2006, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.
     4.6. CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, of which at October 9, 2006 (i) 8,411,188 shares were issued and outstanding; (ii) 2,213,734 shares were reserved for issuance upon the exercise of outstanding options; (iii) 2,751,646 shares were reserved for issuance upon the exercise or outstanding warrants, and (iv) 1,027,000 shares were reserved for future issuance under the 2006 stock and Incentive Plan. All issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company owns all of the outstanding capital stock of each subsidiary, free and clear of all liens, claims and encumbrances. Except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities.
     4.7. SUBSIDIARIES. Except as set forth in the Registration Statement, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. All of the outstanding capital stock or other voting securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.
     4.8. VALID ISSUANCE OF SECURITIES. The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms of the Offering, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof. The issuance, sale and delivery of the Securities will not be subject to preemptive rights of shareholders of the Company. The Securities, when delivered to the purchasers thereof and when such purchasers have paid for the Securities, will conform to all statements in relation thereto contained in the prospectus pursuant to which they are issued.

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     4.9. OFFERING. At the Closing, the offer, issue and sale of the Securities will be registered under the Securities Act of 1933 (the “Securities Act”) and will be registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. At the Closing, the Securities will have been approved for listing on the American Stock Exchange (the “Principal Market”) upon official notice of issuance. The Company has not distributed and will not distribute prior to the Closing any offering material in connection with the offering and sale of the Securities. The Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4.10. LITIGATION. Except as set forth in the Registration Statement, there is no action, suit, proceeding nor investigation pending or currently threatened against the Company or any of its subsidiaries that if adversely determined would reasonably be expected to adversely effect the business, condition, prospects, capitalization, assets, liabilities, operations or financial performance of the Company or its subsidiaries. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.
     4.11. GOVERNMENTAL CONSENTS. Except as required under federal and any applicable state securities laws with respect to the offer and sale of the shares being offered by the Company, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.
     4.12. NO BROKERS. Except for any fees payable to the Agent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.
     4.13. COMPLIANCE. The Company is not in violation of its articles of incorporation or bylaws. Neither the Company nor the subsidiaries have been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and the subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and the subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.
     4.14. NO MATERIAL CHANGES. Except as disclosed in the Company SEC Documents, since September 30, 2006, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole. Since September 30, 2006, the Company has not declared or paid any dividend or distribution or its capital stock.
     4.15. CONTRACTS. Except for matters that are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’ knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

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     4.16. INTELLECTUAL PROPERTY.
               (a) The Company and its subsidiaries have ownership or license or legal right to use all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and its subsidiaries (collectively “Intellectual Property”). All of these patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.
               (b) The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries ownership of all material Intellectual Property with respect to their products and technology.
               (c) The present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except where the infringement would not have a Material Adverse Effect. No proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed.
               (d) No proceedings have been instituted or pending that challenge the rights of the Company or any of its subsidiaries to the use of the Intellectual Property. The Company and its subsidiaries have the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person.
               (e) All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto.
     4.17. EXCHANGE COMPLIANCE. The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act or delisting the common stock from the American Stock Exchange. The Company is in compliance with all of the presently applicable requirements for continued listing of the common stock on the Principal Market. The issuance of the Securities does not require shareholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.
     4.18. ACCOUNTANTS. McGladrey & Pullen, LLP, who has expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, which are included in the Registration Statement on Form SB-2 pursuant to which the Securities will be issued and sold in the Offering (the “Registration Statement”) and the Statutory Prospectus (as hereinafter defined), have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.
     4.19. TAXES. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company or any of its subsidiaries have no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction.

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     4.20. INSURANCE. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
     4.21. TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.
     4.22. INVESTMENT COMPANY. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.
     4.23. RELATED PARTY TRANSACTIONS. No transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.
     4.24. BOOKS AND RECORDS. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.
     4.25. DISCLOSURE CONTROLS AND INTERNAL CONTROLS.
               (a) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act), that (i) are designed to ensure that material information relating to the Company is made known to their Company’s principal executive officer and its principal financial officer by others within those entities particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of these disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.
               (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

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               (c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
               (d) Except as described in the Registration Statement, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its subsidiaries’ financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
               (e) To the knowledge of the Company, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.
     4.26. APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or the laws of the jurisdiction of its formation that is or could become applicable to any purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any purchaser’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of common stock or a change in control of the Company.
     4.27. FOREIGN CORRUPT PRACTICES. Neither the Company, any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.
     4.28. SARBANES-OXLEY ACT. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
     4.29. EMPLOYEE RELATIONS. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that the officer intends to leave the Company or otherwise terminate the officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

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     The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no defined benefit pension plan or other plan promulgated pursuant to, or which is intended to comply with the provisions of, the Employee Retirement Income Security Act of 1974, except as disclosed in the Company SEC Documents.
     4.30. ENVIRONMENTAL LAWS. The Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
     4.31. REAL PROPERTY. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.
     4.32. NO MANIPULATION; DISCLOSURE OF INFORMATION. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the common stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes not representation), neither it nor any other person acting on its behalf has provided the Agent or its counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Agent will rely on the foregoing representations in performing its obligations under this Agreement. All disclosures provided to the Agent regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     4.33. ISSUANCE OF OPTIONS. All Company Stock Options granted after March 31, 2004 and, to the knowledge of Company, prior to April 1, 2004, have been granted in compliance with (i) the terms of the applicable Company Stock Option Plans, (ii) applicable laws and (iii) the applicable provisions of Company’s Articles of Incorporation, as amended, and Bylaws, as amended, and are accurately disclosed as required in (x) the Company SEC Documents and the Financial Statements of Company and (y) the Tax Returns of Company.
     5. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:
     5.1. The Company will promptly deliver to the Agent and its counsel copies of any and all filings with the SEC and each amendment or supplement thereto (including the Registration Statement), as

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well as all Statutory Prospectuses and Issuer-Represented Free Writing Prospectuses (each as hereinafter defined). The Agent is authorized on behalf of the Company to use and distribute copies of any documents provided to the Agent or investors that may have an interest in investing in the Offering (the “Potential Investors”) in connection with the Offering, including any Statutory Prospectus or Issuer-Represented Free Writing Prospectus (the “Offering Documents”) in connection with the sale of the Securities as, and to the extent, permitted by federal and applicable state securities laws. “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A will be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the SEC pursuant to Rule 424(b). “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the SEC by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 that is made available without restriction, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
     5.2. The Issuer-Represented Free Writing Prospectuses issued at or prior to the Closing Date and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), will not include as of the date of pricing or the Closing Date any untrue statement of a material fact or omit as of the date of pricing or the Closing Date to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.
     5.3. The financial statements of the Company, together with the related notes, set forth in the Registration Statement and the Time of Sale Disclosure Package will comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the Time of Sale Disclosure Package or the Prospectus.
     5.4. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering and the sale of the Securities other than any preliminary prospectus and the Time of Sale Disclosure Package or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of this Agreement.
     5.5. If the Registration Statement has not already been declared effective by the SEC, the Company will use its best efforts to cause the Registration Statement and any post effective amendments thereto to become effective as promptly as possible; the Company will notify the Agent promptly of the time when the Registration Statement or any post effective amendment to the Registration Statement has become effective or any supplement to the Statutory Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement or Statutory Prospectus or additional information; if the Company has elected to rely on Rule 430A, the Company will prepare and file a prospectus containing the information omitted therefrom pursuant to Rule 430A with the SEC within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A.
     5.6. The Company will advise the Agent, promptly after it receives notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the

Agency Agreement	Page 9

Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it will comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the SEC.
     5.7. Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) relating to the Securities is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Time of Sale Disclosure Package. If during such period any event occurs as a result of which the Statutory Prospectus (or if the Statutory Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Statutory Prospectus (or if the Statutory Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Agent and will amend the Registration Statement or supplement the Statutory Prospectus (or, if the Statutory Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
     5.8. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     5.9. There are no statutes, regulations, contracts or documents that will be required to be described in the Registration Statement or in the Time of Sale Disclosure Package or be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder that will not be so described or filed.
     5.10. The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth in the Offering Documents.
     5.11. On each Closing Date, the Company will permit the Agent to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Company to rely upon any opinion furnished to the investors.
     5.12. On each Closing Date, the Company will provide the Agent with (i) a legal opinion of the Company’s counsel in the form attached as Exhibit A; and (ii) a legal opinion of the Company’s special intellectual property counsel in the form attached as Exhibit B.
     5.13. On each Closing Date, the Company will ensure that the Agent has received a comfort letter from McGladrey & Pullen, LLP, the Company’s independent accountants, dated as of the Closing Date and addressed to the Agent, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered

Agency Agreement	Page 10

according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Statutory Prospectus.
     5.14. The Company will make available to the Agent on a confidential basis all information concerning the business, assets, operations and financial condition of the Company, which the Agent reasonably requests in connection with the performance of its obligations hereunder and the due diligence investigation deemed appropriate by Agent. The Company will make members of management and other employees available to the Company and Potential Investors for purposes of satisfying such parties’ due diligence requirements and consummating an Offering, and will commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of a transaction. The Company will inform the Agent of any material events or developments concerning prospective material events that may come to the attention of the Company at any point during the Term. The Agent will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Company.
     5.15. On each Closing Date, the Company will deliver to the Agent of a certificate of the chief executive officer and chief financial officer of the Company, stating on behalf of the Company that the representations and warranties contained in Section 4 are true and correct in all respects as of the Closing Date, that the Company has performed all of its agreements and obligations to be performed under this Agreement and that the appropriate Offering Documents, as of the Closing Date, contain all material statements that are required to be made therein, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will also deliver the Agent any additional documents or instruments reasonably requested by the Agent.
     5.16. If in connection with the Offering, the Agent determines that it or the Company would be required to make a filing with the National Association of Securities Dealers, Inc. (“NASD”) pursuant to Rule 2710 to enable the Agent to act as agent in the Offering, the Company will do the following:
               (a) The Company will cooperate with the Agent with respect to all NASD filings that the Company or the Agent may be required to make, and to provide all information and documentation necessary to make the filings in a timely manner.
               (b) The Company will pay all expenses related to all NASD filings that the Company or Agent may be required to make, including, but not limited to all printing costs related to all documents required or that the Agent may reasonably deem necessary, to comply with NASD Rule 2710; any NASD filing fees; postage and express charges; and all other expenses incurred in making the NASD filings.
     5.17. The Company has caused each officer and director of the Company to furnish to the Agent, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Agent, in the form attached as Exhibit C, pursuant to which each such person will agree not to offer, sell, sell short or otherwise dispose of any shares of common stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for common stock of the Company owned by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Agent.
     5.18. The Company agrees and understands that this Agreement and the services set forth in Section 1.2 in no way constitute a guarantee that an Offering will be successful. Management acknowledges that the Company is ultimately responsible for the successful completion of a transaction.
     6. REPRESENTATIONS WARRANTIES AND AGREEMENTS OF AGENT. The Agent hereby represents and warrants to the Company as follows:

Agency Agreement	Page 11

     6.1. The Agent is a member in good standing of the NASD.
     6.2. The Agent is a duly registered broker-dealer under the Exchange Act and the rules and regulations promulgated thereunder.
     6.3. The Agent will only contact Potential Investors that are approved in advance by the Company and will not disclose any non public information to potential investors without the Company’s express written consent and in such manner as the Company shall determine.
     6.4. The Agent will not use any written sales material other than the Offering Documents and publicly available information and will not represent to any person acquiring Securities in the offering any non-public material facts relating to the Offering, the Securities, the Company or the business of the Company, including its future prospects, except as expressly permitted herein.
     7. DISCLOSURE. The Company agrees that, except as required by applicable law or as permitted herein, any advice to be provided by the Agent under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of the Agent, which approval shall not be unreasonably withheld. The Agent agrees that, except as required by applicable law or as permitted herein, that it shall not disclose any material, non-public information provided to it by the Company to third parties without the prior, written consent of the Company.
     8. PUBLICITY. The Company and the Agent acknowledge and agree that the Agent may, subsequent to the closing of an Offering, make public its involvement with the Company.
     9. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Agent, its partners, employees, directors, officers, consultants, agents, affiliates and persons deemed to be in control of the Agent within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Agent Indemnified Parties” and individually an “Agent Indemnified Party”), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of any transaction, proposal or any other matter contemplated by the engagement of the Agent under the Agreement (the “Matters”), except to the extent that any such claims, losses, expenses, damages or liabilities relate or arise with respect to any information furnished in writing by or on behalf of any Agent Indemnified Party expressly for use in the Offering Documents (the “Excluded Matters”). The Company also agrees that neither the Agent nor any other Agent Indemnified Party will have any liability to the Company or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of any Matters (other than Excluded Matters). The Company will promptly reimburse any Indemnified Party for all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter (other than Excluded Matters), or any action or proceeding arising therefrom.
     It is agreed that the only information that the Agent Indemnified Parties have expressly furnished in writing to the Company for use in the Offering Documents is that information regarding the Agent on the cover page of the Statutory Prospectus and the entire section of the Statutory Prospectus entitled “Plan of Distribution.”
     The Agent agrees to indemnify and hold harmless the Company, its partners, employees, directors, officers, consultants, agents, affiliates and persons deemed to be in control of the Company within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Company Indemnified Parties” and individually a “Company Indemnified Party”), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of Excluded Matters. The Agent also agrees that neither the Company nor any other Company Indemnified Party will have any liability to the Agent or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of any Excluded Matters. The Agent will promptly reimburse any Company Indemnified Party for all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Excluded Matters, or any action or proceeding arising therefrom.
     The indemnifying party (the “Indemnifying Party”) may assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel and experts reasonably satisfactory to the indemnified party (the “Indemnified Party”) and the payment of the fees and expenses of such counsel and experts, in which event, except as provided below, the Indemnifying Party will not be liable for the fees and expenses of any other counsel or expert retained by any Indemnified Party in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Indemnifying Party has so assumed, any Indemnified Party shall have the right to participate in such litigation or proceeding and to retain its own counsel and experts, but the fees and expenses of such counsel and experts shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or experts, (ii) the Indemnifying Party shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Indemnified Party in such litigation or proceeding, or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Indemnifying Party and such Indemnified Party and representation of the Indemnifying Party and any Indemnified Party by the same counsel or experts would, in the reasonable opinion of the Indemnified Party, be inappropriate due to actual or potential differing interests between the Indemnifying Party and any such Indemnified Party.

Agency Agreement	Page 12

     The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle any litigation relating to the Agreement or any Matter or Excluded Matter unless the settlement includes an express, complete and unconditional release of the Indemnified Party and its affiliates (and its respective control persons, partners, directors, officers, employees, consultants and agents) with respect to all claims asserted in the litigation or relating to the Agreement or any Matter or Excluded Matter. The release will be set forth in an instrument signed by all parties to such settlement.
     Notwithstanding any provision herein to the contrary, the Indemnifying Party will not be liable hereunder for indemnification to an Indemnified Party, and the Indemnified Party will not be exculpated, in respect of any claims, damages, losses, liabilities or expenses that are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Party. In no event, regardless of the legal theory advanced, will any Indemnified Party be liable for any consequential, indirect, incidental or special damages of any nature.
     The Company and the Agent agrees that the exculpation, indemnification and reimbursement commitments set forth herein will apply whether or not such Indemnified Party is a formal party to any such claim, action or proceeding.
     The Company and the Agent agrees that if any exculpation, indemnification or reimbursement sought pursuant to this Agreement were for any reason not to be available to any Indemnified Party or insufficient to hold any Indemnified Party harmless as and to the extent contemplated hereby, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, losses, expenses and liabilities in such proportion as is appropriate (i) to reflect the relative benefits to the Company and its securityholders on the one hand, and the Agent on the other hand, in connection with the transaction to which such exculpation, indemnification or reimbursement relates or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Party, respectively, and the Indemnifying Party as well as any other relevant equitable considerations. The Company and the Agent agree that it would not be just and equitable if the contribution provided for herein were determined by pro rata allocation or any other method that does not take into account the equitable considerations referred to above. It is hereby agreed that the relative benefits to the Company, on the one hand, and the Agent, on the other hand, with respect to this engagement will be deemed to be in the same proportion as (i) the Offering (whether or not consummated) for which the Agent is engaged to act as placement agent to the Company bears to (ii) the fee paid to the Agent in connection with such engagement. In no event will the Agent contribute in excess of the fees actually received by the Agent pursuant to the terms of the Agreement.
     The exculpation, indemnity, reimbursement and contribution obligations of the Company and the Agent will survive the termination or expiration of this Agreement, will be in addition to any liability that the Company and the Agent may otherwise have and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Agent or an Indemnified Party.
     The exculpation, indemnity, reimbursement and contribution provided herein will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act or 1934, as amended) any party hereto.
     10. SURVIVAL. The respective covenants, agreements, representations and warranties of the Company and the Agent hereunder, as set forth in, or made pursuant to this Agreement, will remain in full force and effect regardless of any investigation made by or on behalf of any such party or any of its directors or officers or any controlling person, and will survive delivery of and payment for the Securities. The expense payment provisions contained in Section 2 and the indemnification and contribution agreements contained in Section 9 and this Section 10 will also survive any termination or expiration of this Agreement.
     11. COMPLETE AGREEMENT. This Agreement incorporates the entire understanding of the parties with respect to the subject matter of this Agreement.
     12. AMENDMENTS; ARBITRATION. This Agreement may not be amended or modified except in writing and will be governed by and construed in accordance with the laws of the State of Minnesota. Any dispute or controversy arising out of this Agreement must be determined by arbitration conducted in accordance with the rules of the NASD then in effect. Any arbitration award will be final and binding upon the Company and the Agent, and judgment on the award may be entered in any court having jurisdiction.

Agency Agreement	Page 13

     13. NOTICE. All notices and other communications required hereunder must be in writing and will be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Company, at the Company’s address set forth on the signature page hereto or at such other address as the Company shall have furnished to Agent or (ii) if to the Agent, to the address set forth on the signature page hereto, or at such other address as the Agent has furnished to the Company.
     14. MISCELLANEOUS. This Agreement will inure to the benefit of and be binding upon the successors of the Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or may be construed to give any person or corporation, other than the parties hereto and their successors, and the controlling persons and directors and officers referred to in Section 9, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” does not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party will be entitled to any benefits hereunder.
[Remainder of page left intentionally blank- signature page follows]

Agency Agreement	Page 14

     In witness whereof, the parties have executed this Agreement as of the date first written above.

UROPLASTY, INC.

By

David B. Kaysen President and Chief Executive Officer

Address:	5420 Feltl Road
Minnetonka, MN 55343
Attention: David B. Kaysen,
President and Chief Executive Officer

with a copy to:	Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, MN 55402
Attention: Jeffrey C. Robbins

CRAIG-HALLUM CAPITAL GROUP LLC

By

John Flood Chairman and Managing Partner

Address:	222 South Ninth Street, Suite 350
Minneapolis, Minnesota 55402
Attention: Patricia S. Bartholomew,
Managing Partner and General Counsel

with a copy to:	Lindquist & Vennum PLLP
4200 IDS Center
Minneapolis, Minnesota 55042
Attention: Thomas G. Lovett, IV

Agency Agreement	Signature Page

EXHIBIT A
FORM OF COMPANY COUNSEL OPINION
     1. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Statutory Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.
     2. The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being holders. The Securities to be issued and sold by the Company in the Offering have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Offering, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being holders. Except as otherwise stated in the Registration Statement and in the Statutory Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s articles of incorporation, bylaws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities gives rise to any rights for or relating to the registration of any shares of the Company’s common stock or other securities of the Company.
     3. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement and in the Statutory Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To such counsel’s knowledge, except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Statutory Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.
     4. The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the SEC.
     5. The descriptions in the Registration Statement and in the Statutory Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Statutory Prospectus or included as exhibits to the Registration Statement that are not described or included as required.
     6. The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company’s articles of incorporation or bylaws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval,

Agency Agreement	Page A-1

authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act or state securities laws.
     7. The Registration Statement and the Statutory Prospectus included in the Time of Sale Disclosure Package, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement, the Time of Sale Disclosure Package and the Statutory Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that any part of the Registration Statement or any amendment thereof, when such part became effective and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Statutory Prospectus (as of its date and as of the Closing Date), as amended or supplemented, included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.
     In rendering such opinion such counsel may rely (i) as to matters of law other than Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in the opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the Agent are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of the reliance is specified in the opinion.

Agency Agreement	Page A-2

EXHIBIT B
FORM OF COMPANY SPECIAL INTELLECTUAL PROPERTY COUNSEL OPINION
     1. No facts have come to our attention to lead us to believe that the statements in the Registration Statement and the Statutory Prospectus under the caption “Risk Factors – If third parties claim that we infringe upon their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling the affected product,” “Risk Factors – If we are unable to adequately protect our intellectual property rights, we may not be able to compete effectively and we may not be profitable,” “Business – Patents, Trademarks and Licenses” and “Business – Legal Proceedings,” at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements there in not misleading, or that the Statutory Prospectus, as of its date and the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     2. We have no reason to believe that the statements in the Registration Statement under the caption Business – Patents, Trademarks and Licenses” and “Business – Legal Proceedings” are not accurate summaries of the matters therein set forth.
     3. There are no pending, threatened or contemplated legal proceedings relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company or any of its subsidiaries.
     4. No person is infringing or otherwise violating any of the Company’s or any of its subsidiaries’ patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how.
     5. We know of no valid and unexpired patent held by others, and no valid an subsisting trade secret, trademark, service mark, copyright or other proprietary information or know-how of others, that is infringed or otherwise violated by the activities of the Company or any of its subsidiaries described in the Registration Statement. The Company and each of its subsidiaries have a reasonable basis for believing each does not infringe any United States patent.
     6. The Company and its subsidiaries own or are licensed under all valid and enforceable patents, trade secrets, trademarks, service marks or other proprietary information or know-how necessary to conduct the business now being or proposed to be conducted by the Company and its subsidiaries as described in the Registration Statement.
     7. We have no reason to believe that there are any:
a)	asserted or unasserted claims by any persons relating to the scope or ownership of the issued patents or pending United States or foreign patent applications,

b)	liens which have been filed against any of the issued patents or pending United States or foreign patent applications,

c)	material defects of form in the preparation or filing of the pending United States or foreign patent applications.
     8. The Company and its subsidiaries have ownership or license or legal right to use all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and its subsidiaries (collectively “Intellectual Property”).

Agency Agreement	Page B-1

     9. All of these patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.
     10. The present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except where the infringement would not have a Material Adverse Effect.
     11. No proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed. No proceedings have been instituted or pending that challenge the rights of the Company or any of its subsidiaries to the use of the Intellectual Property. The Company and its subsidiaries have the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person.
     12. All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto. All licenses or other agreement constitute a valid, legal and binding obligation of the Company or any subsidiary enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).
     In rendering such opinion such counsel may rely (i) as to matters of law other than Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in the opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the Agent are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of the reliance is specified in the opinion.

Agency Agreement	Page B-2

Exhibit C
LOCK-UP AGREEMENT
Craig-Hallum Capital Group LLC
225 South Ninth Street
Suite 350
Minneapolis, MN 55402
Re:   Uroplasty, Inc.
Ladies and Gentlemen:
The undersigned is or intends to become an owner of record or beneficially of shares of common stock (the “Common Stock”) of Uroplasty, Inc., a Minnesota corporation (the “Company”), or securities convertible into, exchangeable or exercisable for Common Stock, and understands and acknowledges that the Company intends to file with the Securities and Exchange Commission a Registration Statement (the “Registration Statement”) on Form SB-2 for the offer and sale of shares of Common Stock to the public (collectively, the “Shares”).
The undersigned recognizes that the public offering will benefit the undersigned and will benefit the Company by, among other things, raising additional capital for the Company’s operations. The undersigned further understands that the Company, as issuer, and Craig-Hallum Capital Group LLC, as selling Agent (the “Agent”) to be named in the proposed agency agreement expected to be entered into in connection with the public offering of the Shares (the “Placement Agency Agreement”) will be relying upon the representations and agreements of the undersigned in this letter in carrying out the public offering and in entering into the Placement Agency Agreement.
In order to induce the Agent to proceed with the public offering, the undersigned agrees, for the benefit of the Company and the Agent that the undersigned will not, without the prior written consent of the Agent (which consent may be withheld in the Agent sole discretion), during the period commencing on October 27, 2006 and ending 90 days after the closing of the public offering, directly or indirectly:
(i)	Sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively,

“Securities”) now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires record or beneficial ownership over;

(ii)	Enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or

(iii)	Otherwise effect any disposition of any Securities.
except pursuant to a will or the laws of descent and distribution, in which case the Securities will be subject to the same restriction on transferability, or by gift pursuant to which each donee agrees in writing to be bound by the same restriction on transferability.
The undersigned hereby agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Securities except in compliance with this Agreement.
The restriction on transferability does not apply to:
(i)	shares issued pursuant to the exercise of options that by their terms expire prior to February 28, 2007 and are listed on Exhibit A if the shares are sold pursuant to the procedures specified in Exhibit A;

(ii)	the sale of a number of shares previously owned by the undersigned sufficient to pay the exercise price and applicable taxes of the options listed on Exhibit A and all of the proceeds from the sale are used to pay the following costs associated with the exercise of the options listed on Exhibit A: (a) simultaneously used to pay the exercise price; (b) used to pay applicable taxes; and (c) used to pay applicable brokerage fees;

(iii)	the sale of up to the number of shares listed on Exhibit B.

(iv)	the sale of the warrants granted to the undersigned by the Company in April 2005 in an amount equivalent to the warrants purchased by the undersigned in the Company’s subscription rights offering in July 2002 (the “2005 Warrants”);

(v)	the sale of a number of shares issuable upon exercise of the 2005 Warrants sufficient to pay the exercise price, applicable taxes and applicable brokerage fees of the 2005 Warrants; or

(vi)	the sale of a number of shares previously owned by the undersigned sufficient to pay the exercise price and applicable taxes of the 2005 Warrants and all of

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the proceeds from the sale are used to pay the following costs associated with the exercise of the 2005 Warrants: (a) simultaneously used to pay the exercise price; (b) used to pay applicable taxes; and (c) used to pay applicable brokerage fees.
This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.
This letter agreement will expire if the Placement Agency Agreement is not entered into by January 31, 2007.

Dated: , 2006	Very truly yours,

Signature

Name Typed or Printed

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Exhibit A
Listing of Options
The undersigned holds the following options scheduled to expire before February 28, 2007:

Date of Option	Number of Shares	Exercise price	Expiration Date
None.
Agent and the undersigned hereby agree than the shares subject to the options listed above may be sold in the following manner: not applicable.

Signature

Name Typed or Printed

CRAIG-HALLUM CAPITAL GROUP LLC

By

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Exhibit B
Listing of Shares
The following number of shares held by the undersigned are not subject to the restrictions on transferability contained in this Agreement: none.

Signature

Name Typed or Printed

CRAIG-HALLUM CAPITAL GROUP LLC

By

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